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EXHIBIT 99.1

                       JOINT FILING AGREEMENT

           In accordance with rule 13d-1(f) promulgated under the Securities Exchange Act of 1934, the undersigned agree to the joint filing of a Statement on Schedule 13D (including any and all amendments thereto) with respect to the shares of common stock, no par value, of WLR Foods, Inc., and further agree that this Joint Filing Agreement be included as an Exhibit thereto. In addition, each party to this Agreement expressly authorizes each other party to this Agreement to file on its behalf any and all amendments to such Statement.

Date:  March 4, 1994                 WLR ACQUISITION CORP.


                                     By: /s/James B. Blair
                                         --------------------
                                         Name:  James B. Blair
                                         Title:  President


                                     TYSON FOODS, INC.


                                     By: /s/
                                        ---------------------
                                        Name:
                                        Title:


                                    THE TYSON LIMITED PARTNERSHIP
                                       By:  Mr. Don Tyson, its
                                       Managing General
                                    Partner


                                    /s/Don Tyson
                                    -------------------------
                                    Name:  Don Tyson
                                    Title:  Managing General
                                    Partner


                                    /s/Don Tyson
                                    -------------------------
                                    Don Tyson











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